Exhibit 99.1

Certification Pursuant to
Section 906 of the Corporate Fraud Accountability Act of 2002

Pursuant to the requirement set forth in Section 906 of the Corporate Fraud Accountability Act of 2002, Thomas M. Siebel and Kenneth A. Goldman each hereby certify that:

  They are the duly appointed Chairman and CEO and Chief Financial Officer, respectively, of Siebel Systems, Inc., a Delaware corporation (the "Company").
  To their knowledge, the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2002 (the "Periodic Report"), to which this Certification is attached as Exhibit 99.1, fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, and the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

/s/ Thomas M. Siebel Thomas M. Siebel Chairman and CEO (Principal Executive Officer)	/s/ Kenneth A. Goldman Kenneth A. Goldman Senior Vice President, Finance and Administration and Chief Financial Officer (Principal Financial Officer)